Exhibit 99.3

LETTER OF TRANSMITTAL

REGARDING

LIMITED PARTNERSHIP INTERESTS IN THE ENDOWMENT REGISTERED FUND, L.P. AND

SHARES OF LIMITED PARTNERSHIP INTEREST IN THE PMF FUND, L.P. (AS APPLICABLE)

TENDERED PURSUANT TO THE RESPECTIVE OFFERS TO PURCHASE

DATED FEBRUARY 20, 2014 OF SUCH FUNDS

EACH OFFER WILL EXPIRE ON MARCH 19, 2014

AND THIS LETTER OF TRANSMITTAL MUST BE RECEIVED BY

ENDOWMENT ADVISERS, L.P., EITHER BY MAIL OR BY FAX, BY MIDNIGHT,

NEW YORK CITY TIME, ON MARCH 19, 2014, (THE “EXPIRATION DATE”) UNLESS THE OFFERS ARE EXTENDED.

IF YOU WISH TO PARTICIPATE IN EITHER OR BOTH OFFERS TO PURCHASE, COMPLETE THE TENDER OFFER FORM (THE “TENDER OFFER FORM”) AND SUBSCRIPTION AGREEMENT SIGNATURE PAGES AND CONTACT YOUR FINANCIAL INTERMEDIARY FOR SPECIFIC INSTRUCTIONS

Ladies and Gentlemen:

The undersigned hereby tenders to The Endowment Registered Fund, L.P., a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware (the “Endowment Fund”), the limited partnership interest (or portion thereof) in the Endowment Fund held by the undersigned and specified on the Tender Offer Form (the “Interest”), on the terms and conditions set forth in the Endowment Fund’s offer to purchase, dated February 20, 2014 (the “Endowment Fund Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Endowment Offer”).

The undersigned hereby tenders to PMF Fund, L.P., a closed-end, non-diversified management investment company organized under the laws of the State of Delaware (the “PMF Fund” and together with the Endowment Fund, the “Funds”), the shares of limited partnership interest (or portion thereof) in the PMF Fund held by the undersigned and specified on the Tender Offer Form (the “Shares”), on the terms and conditions set forth in the PMF Fund’s offer to purchase, dated February 20, 2014 (the “PMF Fund Offer to Purchase” and, together with the Endowment Fund Offer to Purchase, the “Offers to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “PMF Offer”, and together with the Endowment Offer, the “Offers”).

THE OFFERS ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE APPLICABLE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF A FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

As specified in the Tender Offer Form, the undersigned hereby sells to the applicable Fund the Interest and Shares tendered hereby pursuant to the Offers.

The undersigned hereby warrants that the undersigned has full authority to sell, as applicable, the Interest and the Shares tendered hereby (as set forth in the Tender Offer Form) and that the applicable Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by such Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offers. The undersigned recognizes that under certain circumstances set forth in the applicable Offer to Purchase, a Fund may not purchase any of the Interest and/or Shares tendered.

Payment of the purchase price for the Interest tendered by the undersigned shall be made entirely in-kind in the form of Shares, as described in Section 6 of the Endowment Fund Offer to Purchase.

Payment of the purchase price for the Shares tendered by the undersigned shall be wired, as described in Section 6 of the PMF Fund Offer to Purchase, to an account designated by the undersigned or sent to the undersigned at its mailing address as listed in the Endowment Fund’s records, unless the undersigned advises the

Endowment Fund in writing of a change in the undersigned’s mailing address. The undersigned recognizes that the purchase price of the Shares tendered will be determined as set forth in Section 6 of the PMF Fund Offer to Purchase, and that the purchase price for the Shares tendered will be less than the net asset value of such Shares, may be less than the amount the undersigned might otherwise receive by holding the Shares through liquidation of the PMF Fund, and the undersigned may consequently be foregoing material value (on both a present value and an absolute dollar basis) that the undersigned would otherwise receive over time if the undersigned held the Shares through liquidation of the PMF Fund.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and the obligations of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the applicable Offer to Purchase, this tender is irrevocable.

TENDER OFFER FORM & SUBSCRIPTION AGREEMENT SIGNATURE PAGES

(“TENDER OFFER FORM”)

Date this Tender Offer Form is submitted:             , 2014

TENDER OFFER EXPIRATION DATE: 12 Midnight New York City Time, March 19, 2014

THIS TENDER OFFER FORM IS PART OF (1) THE OFFERS TO PURCHASE OF THE ENDOWMENT REGISTERED FUND, L.P. (THE “ENDOWMENT FUND”) AND THE PMF FUND, L.P. (THE “PMF FUND”) AND (2) THE PMF FUND SUBSCRIPTION AGREEMENT INCLUDED IN THE PMF FUND’S PRIVATE PLACEMENT MEMORANDUM DATED FEBRUARY 20, 2014 AND MUST BE READ IN CONJUNCTION WITH SUCH OFFERS TO PURCHASE AND PMF FUND SUBSCRIPTION AGREEMENT. ALL SUBSCRIPTIONS FOR SHARES IN THE PMF FUND ARE MADE IN THE FORM OF TENDERS OF LIMITED PARTNERSHIP INTERESTS IN THE ENDOWMENT FUND. CASH PROCEEDS WILL BE PAID SOLELY FOR TENDERED SHARES OF THE PMF FUND.

ALL PARTS OF THIS TENDER OFFER FORM MUST BE COMPLETED IN ORDER

FOR THIS FORM TO BE PROCESSED

PLEASE INFORM THE FINANCIAL INTERMEDIARY WHO SERVICES YOUR INVESTMENT IN THE ENDOWMENT FUND THAT YOU WISH TO SUBMIT A TENDER, AS SUCH FINANCIAL INTERMEDIARY MAY HAVE SPECIFIC INSTRUCTIONS THAT NEED TO BE FOLLOWED. ALLOW FOR ADDITIONAL PROCESSING TIME BY YOUR FINANCIAL INTERMEDIARY IF NECESSARY AS THIS TENDER OFFER FORM MUST ULTIMATELY BE RECEIVED BY THE APPLICABLE FUND(S) PRIOR TO THE TENDER OFFER EXPIRATION DATE, MIDNIGHT, NEW YORK CITY TIME, ON MARCH 19, 2014. IF YOUR FINANCIAL INTERMEDIARY INSTRUCTS YOU TO SEND THIS TENDER OFFER FORM DIRECTLY TO THE APPLICABLE FUND, PLEASE FAX OR MAIL TO:

Regular Mail	Overnight Mail	Fax
THE ENDOWMENT FUND	THE ENDOWMENT FUND	(866) 624-0077
PO BOX 182663	Attn: Salient Operations	FOR ADDITIONAL INFORMATION:
Columbus, OH 43218-2663	3435 Stelzer Road, Suite 1000	Phone: (800) 725-9456
Columbus, OH 43219

PART 1 – NAME (AS IT APPEARS ON YOUR ENDOWMENT FUND STATEMENT) AND CONTACT INFORMATION

Endowment Fund Feeder Name:
Endowment Fund Account #:
Account Name/Registration:
Address:
City, State, Zip:
Telephone Number:
Email Address:

Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

☐ Please check here if you are an employee, officer or director of Salient Partners, L.P. or of one of their respective affiliated entities. (Pre-clearance Form from compliance must be turned in with this Tender Offer Form.)

PART 2 – REQUESTED TENDER PARTICIPATION: Please complete ONLY ONE of the 3 options below. Capitalized terms used in this Part 2 shall have the meanings given to them in the attached Letter of Transmittal:

☐ OPTION 1: FULL ELECTION FOR THE PMF FUND – LONG TERM WIND-DOWN OPTION: The undersigned wishes to participate in the Endowment Offer and elects to tender ALL of the undersigned’s Interest. The purchase price for such Interest will be paid entirely in-kind in the form of Shares. The undersigned elects to retain the Shares and not to participate in the PMF Offer (Early Liquidity Option).

☐ OPTION 2: FULL ELECTION FOR THE PMF FUND – EARLY LIQUIDITY OPTION: The undersigned wishes to participate in the Endowment Offer and the PMF Offer, and elects to tender ALL of the undersigned’s Interest and ALL of the undersigned’s Shares. The purchase price for the Shares will be paid in cash at a discount to net asset value and at a price that may be less than the amount the undersigned might otherwise receive by electing the Long Term Wind-Down Option, and the undersigned may consequently be foregoing material value (on both a present value and an absolute dollar basis) that the undersigned would otherwise receive over time if the undersigned elected the Long Term Wind-Down Option, as described in the PMF Fund Offer to Purchase. The undersigned is aware that in the event the PMF Offer (Early Liquidity Option) is cancelled, the proceeds for the undersigned’s Interest will be paid entirely in-kind in the form of Shares, and the undersigned will receive no cash proceeds.

☐ OPTION 3: COMBINATION OF LONG TERM WIND-DOWN AND EARLY LIQUIDITY OPTIONS: The undersigned wishes to participate in the Endowment Offer and the PMF Offer and elects to tender the following amount of the undersigned’s Interest (MUST SELECT EITHER FULL OR PARTIAL AND COMPLETE THE TABLE BELOW):

☐ Full Election for the Endowment Offer

☐ Partial Election for the Endowment Fund Offer (must provide dollar amount tendered) $

The undersigned requests to allocate the proceeds from the tendered Interest requested in Option 3 in the following manner:

PASSIVELY MANAGED FUND – LONG TERM WIND-DOWN OPTION – PERCENTAGE OF PROCEEDS FOR THE TENDERED INTEREST TO BE PAID AND RETAINED IN-KIND IN THE FORM OF SHARES.	%

PASSIVELY MANAGED FUND – EARLY LIQUIDITY OPTION – PERCENTAGE OF PROCEEDS FOR THE TENDERED INTEREST TO BE TENDERED FOR CASH AT A DISCOUNT TO NET ASSET VALUE AS DESCRIBED IN THE PMF FUND OFFER TO PURCHASE. THE UNDERSIGNED IS AWARE THAT IN THE EVENT THE PMF OFFER (EARLY LIQUIDITY OPTION) IS CANCELLED, THE PROCEEDS FOR ALL OF THE UNDERSIGNED’S TENDERED INTEREST WILL BE PAID ENTIRELY IN-KIND IN THE FORM OF SHARES, AND THE UNDERSIGNED WILL RECEIVE NO CASH PROCEEDS.	%

100.00%

PART 3 – INVESTOR CERTIFICATIONS

A. For individual investors and grantors of certain grantor trusts, please check one (or more) of the following describing your eligibility to invest in PMF Fund, L.P. (as referred to in this Part 3, the “Fund”):

In order to determine your qualification as an “accredited investor” for purposes of Regulation D under the U.S. Securities Act of 1933, as amended (the “1933 Act”), please check one (or more) of the following boxes describing your eligibility to invest in the Fund. You are:

☐	(a) A natural person whose net worth[1] (or joint net worth with a spouse) at the time of purchase exceeds $1,000,000, excluding the value of the primary residence of such natural person;

[1]	As used herein, “net worth” means the excess of total assets at fair market value over total liabilities. For the purposes of determining “net worth”, the principal residence owned by an individual shall be excluded from both total assets and total liabilities, except that liabilities attached to such residence should be included in total liabilities to the extent that such liabilities exceed the fair market value of the residence.

☐	(b) A natural person who had an individual income in excess of $200,000 for each of the last two years (or joint income with a spouse in excess of $300,000 in each of those years) and who reasonably expects to reach the same income level in the current year.

B. For entities, please check one (or more) of the following describing your eligibility to invest in the Fund:

In order to determine your qualification as an “accredited investor” for purposes of Regulation D, please check one (or more) of the following boxes describing your eligibility to invest in the Fund. You are:

☐	(a) A trust (i) with total assets in excess of $5,000,000, (ii) that was not formed for the specific purpose of investing in the Fund, and (iii) of which the person responsible for directing the investment of assets in the Fund has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

☐	(b) An entity with total assets in excess of $5,000,000 that was not formed for the specific purpose of investing in the Fund and that is (please check one)

a corporation;	a Massachusetts or similar business trust; or

a partnership;	an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”);
a limited liability company;

☐	(c) An entity licensed, or subject to supervision, by U.S. federal or state examining authorities as a “bank,” (as defined in Section 3(a)(2) of the 1933 Act, a “savings and loan association,” (or other institution as described in Section 3(a)(5)(A) of the 1933 Act), or an account for which a bank or savings and loan association is subscribing in a fiduciary capacity;

☐	(d) An entity registered with the U.S. Securities and Exchange Commission as a broker or dealer under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), an “insurance company” (as defined in Section 2(13) of the 1933 Act) or an investment company registered under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”); or an entity that has elected to be treated or qualifies as a “business development company” (within the meaning of Section 2(a)(48) of the Investment Company Act);

☐	(e) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐	(f) An employee benefit plan which (A) has total assets in excess of $5,000,000 or (B) is a self-directed plan, with investment decisions made solely by persons that are “accredited investors” (as defined in Regulation D under the 1933 Act) or (C) investment decisions are made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment adviser or (D) is not a participant-directed plan but is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, with total assets in excess of $5,000,000;

☐	(g) A private business development company as defined in Section 202(a)(22) of the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”); or

☐	(h) An entity which all of the unit owners and participants (i.e., all partners (including limited partners) of a partnership, shareholders of a corporation, or beneficiaries of an estate) are Accredited Investors. THIS OPTION IS NOT APPLICABLE FOR NON-GRANTOR TRUSTS.

PART 4 – PAYMENT OPTIONS

If you invest in the Endowment Fund through a financial intermediary, that financial intermediary may require alternate delivery instructions notwithstanding your request herein. Please contact your financial intermediary before submitting this Tender Offer Form. Please select delivery option 1, 2 or 3 below. Wiring instructions are not required for option 1 or 2. Please complete wiring instructions only if option 3 is selected.

1. ☐	Wire to Custodian Account on Record (MANDATORY FOR IRA HOLDERS)

2. ☐	Wire to Financial Intermediary Account on Record (COMMON FOR NON-IRA HOLDERS)

3. ☐	Wire to Financial Intermediary Account listed (MUST COMPLETE WIRING INSTRUCTIONS BELOW, OBTAIN MEDALLION SIGNATURE GUARANTEE, AND SUBMIT ORIGINAL DOCUMENT VIA MAIL FOR PROCESSING.)

Bank Name:

ABA Routing Number:
(Please note: The routing number on personal checks is typically NOT the appropriate wire ABA number. Please contact your bank to verify ABA number needed for a wire transfer)

For Credit to:
Name(s) on Bank Account

Bank Account Number:

For Further Credit to:
Name(s) on Investor Account

Account # at Financial Intermediary:

PART 5 – SIGNATURE(S)

☐ PLEASE CHECK THE BOX TO ACKNOWLEDGE THE FOLLOWING: BY SIGNING THIS TENDER OFFER FORM AND CHECKING THE BOX ABOVE, THE UNDERSIGNED REPRESENTS AND WARRANTS THAT THE UNDERSIGNED HAS READ AND UNDERSTOOD THE PMF FUND SUBSCRIPTION AGREEMENT AND HEREBY MAKES ALL OF THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THE PMF FUND SUBSCRIPTION AGREEMENT.

The undersigned acknowledges that the request set forth in this Tender Offer Form is subject to all the terms and conditions set forth in the applicable Offer to Purchase as well as the applicable Private Placement Memorandum and that all capitalized terms used herein and not otherwise defined herein or in the Transmittal Letter have the meaning as defined in the applicable Fund’s Private Placement Memorandum. This Tender Offer Form is irrevocable except as set forth in the applicable Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the Interest and/or Shares to which this Tender Offer Form relates, and that the person(s) signing this Tender Offer Form is an authorized representative of the beneficial owner of such Interest and Shares.

In the case of joint accounts, each joint holder must sign this Tender Offer Form. Tender Offer Forms submitted on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

Signature	Print Name of Authorized Signatory (and Title if applicable) Date

For Fidelity/NFS investors and for investors who elect to receive proceeds by wire transfer other than to Account on Record only, Medallion Signature Guarantee must be provided here (ORIGINAL DOCUMENT MUST BE SUBMITTED BY MAIL):

Medallion Signature Guarantee

Tender Offer Form & Subscription Agreement

Signature Pages – US Investors

Document #:	Client account #:	Production / CAI #:

Client name:

Instructions for a Tender of Limited Partnership Interests in the Endowment Fund and a Subsequent Subscription of Limited Partnership Interests in the PMF Fund at Bank Of America

After the Endowment Fund has delivered the offering materials for the PMF Fund to the client, the Financial Advisor, Portfolio Manager or registered representative (each, an “Investment Professional”) needs to:

Step 1	REVIEW client information
Review all pages of this document for accuracy and completeness.

Step 2	DISCUSS with your client
Ensure your client understands, verifies and completes all sections of this document.

Step 3	SIGN and DATE
Your client must sign and date the document.

Step 4	SCAN and SUBMIT
Scan the completed and signed document to your desktop and submit it through the Dashboard on the Alternative Investments Processing Center.

This document forms part of the Endowment Fund and PMF Fund Tender Offers (respectively, “Endowment Offer” and “PMF Offer”) and part of the PMF Fund Subscription Agreement and must be read in conjunction with the Endowment and PMF Offers and PMF Fund Subscription Agreement. All subscriptions in the PMF Fund are derived from tendered limited partnership interests in the Endowment Fund. Cash proceeds will be paid solely for tendered Shares of the PMF Fund. All capitalized terms not defined herein shall have the meanings assigned to them in the Endowment Offer and PMF Offer, as the context requires.

Investment Professional Attestation

The undersigned Investment Professional hereby certifies that the Client is known to and is a client of the Investment Professional, and has had substantive discussions with the Client regarding the Client’s investment objectives. The Investment Professional confirms that he/she has a reasonable basis for believing (i) that all of the representations made by the Client in the Signature Pages are true and correct, (ii) based on information obtained from the Client concerning the Client’s investment objectives, other investments, financial situation and needs, and any other information known to the Investment Professional, that a tender from the Fund(s) and subsequent investment in the PMF Shares is suitable for the Client, and (iii) that the Client’s contact information on record with the selling agent and as noted on these Signature Pages is true and correct.

The Investment Professional confirmed that the Client is aware of the financial terms and risks applicable to an investment in each Fund and the specific class(es) and series of units or shares (or other form of interest) issued by each Fund in which the Client is seeking to invest.

Name:	Phone #:

Signature:	Date:

TEF_PMF_v1.0

Document #:	Client account #:	Production / CAI #:
Client name:

Client(s) Account Details

Client’s name:
Account to be debited:	SSN/TIN #:
Account classification:
Registration address:

Is the above address a P.O. Box? If so, please provide a physical mailing address:

BAC Additional Compensation / Managed Accounts

The Client acknowledges that affiliates or subsidiaries of Bank of America Corporation (together “BAC”) may receive additional compensation from the Fund, the manager or an affiliate thereof in connection with the Client’s investment in the Fund. The Client agrees to the receipt by BAC of this additional compensation, and acknowledges the conflicts of interests associated with the receipt of such additional compensation. If the Client is subscribing for interests in the Fund through an eligible managed account program, the Client confirms that he, she or it is a client of an eligible managed account program.

☑ I acknowledge and agree.

Client Eligibility

By checking the box below, the Client hereby certifies that:

Accredited Investor

The Client has read the definition of an “Accredited Investor” set forth in each Fund’s Subscription Agreement and certifies that the Client satisfies one or more of the requirements set forth therein. If the Client is an entity (other than a trust) and (i) is an “Accredited Investor” because each beneficial owner of the Client is an “Accredited Investor,” the Client represents and warrants that it has confirmed that each beneficial owner of the Client is an “Accredited Investor” in its own right, (ii) was not formed for the specific purpose of investing in the Fund, and (iii) the Fund, based on this representation, has a reasonable basis to accept the Client as an “Accredited Investor.”

☑ Accredited Investor

Document #:	Client account #:	Production / CAI #:
Client name:

TEF_PMF_v1.0	2 of 4

Document #:	Client account #:	Production / CAI #:
Client name:

Order Details – Tender Participation & Amount

These Signature Pages relate to your subscription to the PMF Fund. By executing these Signature Pages, you acknowledge and agree that you have received and reviewed the PMF Fund’s and Subscription Agreement, of which these Signature Pages form an integral part, included within the PMF Fund’s Private Placement Memorandum. The risks associated with an investment in the PMF Fund are described in the PMF Fund’s Private Placement Memorandum (including all parts, supplements, appendices and exhibits thereto, an “Offering Memorandum”).

By signing these Signature Pages, the undersigned hereby tenders to the Fund and the PMF Fund (as applicable), Interests and Shares held by the undersigned in the Fund and the PMF Fund in the amounts indicated below, on the terms and conditions set forth in the respective Offers to Purchase of the Fund and the PMF Fund, receipt of each of which is hereby acknowledged, and in this letter of transmittal (which together constitute the “Offer”). The undersigned hereby warrants the undersigned has full authority to sell, as applicable, Interests and Shares or a portion thereof tendered hereby and that the Fund and PMF Fund, respectively, will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Except as stated in the applicable Offer to Purchase, this tender is irrevocable and is binding on the heirs, personal representatives, successors and assigns of the undersigned.

Passively Managed Fund – Long Term Wind-Down Option

If participation in the “Passively Managed Fund – Long Term Wind-Down Option” is indicated below, then the Client wishes to participate in the Endowment Offer and elects to tender the undersigned’s Interest. The purchase price for such Interest will be paid entirely in-kind in the form of Shares. The undersigned elects to retain the Shares and not to participate in the PMF Offer (Early Liquidity Option).

Passively Managed Fund – Early Liquidity Option

If participation in the “Passively Managed Fund – Early Liquidity Option” is indicated below, then the Client wishes to participate in the Endowment Offer and the PMF Offer, and elects to tender the undersigned’s Interest and the undersigned’s Shares. The purchase price for the Shares will be paid in cash at a discount to net asset value and at a price that may be less than the amount the undersigned might otherwise receive by electing the Long Term Wind-Down Option. By participating in the PMF Offer (Early Liquidity Option), the undersigned may be foregoing material value (on both a present value and an absolute dollar basis) that the undersigned would otherwise receive over time if the undersigned did not tender Shares, as described in the PMF Fund Offer to Purchase. The undersigned is aware that in the event the PMF Offer (Early Liquidity Option) is cancelled, the proceeds for the undersigned’s Interest will be paid entirely in-kind in the form of Shares, and the undersigned will receive no cash proceeds.

Tender Fund:	The Endowment Registered Fund, LP

Effective Date	Description	Exchange Out Units	Fund Description

03/31/2014	Exchange Out	100.000	Tender Fund

Purchase Option /Fund:	Passively Managed Fund – Long Term Wind-Down Option

Description		Exchange In Percentage	Fund Description

Exchange In		50.0%	Purchase Fund

Tender Fund:	The Endowment Registered Fund, LP

Effective Date	Description	Exchange Out Units	Fund Description

03/31/2014	Exchange Out	100.000	Tender Fund

Purchase Option / Fund:	Passively Managed Fund – Early Liquidity Option

Description		Exchange In Percentage	Fund Description

Exchange In		50.0%	Purchase Fund

Document #:	Client account #:	Production / CAI #:
Client name:

TEF_PMF_v1.0	3 of 4

Document #:	Client account #:	Production / CAI #:
Client name:

Signature

By executing and submitting these Signature Pages, the Client represents that (a) if an individual, the Client is at least 21 years old and legally competent; (b) if an Entity; (i) the Client has been duly formed, is validly existing and is in good standing under the laws of the jurisdiction of its formation with full power and authority to enter into the transactions contemplated by the Endowment Offer and PMF Offer, including the acquisition of Shares; (ii) based upon a review of the Client’s constitutional documents and/or based on consultation with counsel or Investment Professionals, the Client is authorized to invest in the PMF Fund; and (iii) the Signatory has been authorized by the Client to execute and deliver these Signature Pages submitted by the Client; (c) the Client has received and read the Endowment Offer, PMF Offer and the PMF Fund’s Private Placement Memorandum; (d) the Client has received, read and understood, and agrees to each and every term of the Subscription Agreement of the PMF Fund; (e) these Signature Pages have been or will be duly and validly authorized, executed and delivered by the Client; (f) the Client makes and affirms all of the certifications, representations, warranties, agreements, acknowledgements and undertakings set forth in the PMF Fund’s Subscription Agreement; (g) the Client’s execution of these Signature Pages will constitute for all purposes the Client’s execution of the Subscription Agreement of the PMF Fund; and (h) these Signature Pages (including the Subscription Agreement) submitted by or on behalf of the Client, pursuant to a power of attorney, constitute or will constitute the valid, binding and enforceable agreement of the Client.

Suitability And Nature Of Investment

The Client understands that an investment in the PMF Fund(s) is speculative, illiquid (not listed or traded and subject to substantial restrictions on transferability, resale, redemptions, or other liquidity terms) and long-term, and does not constitute a complete investment program. The Client confirms that the Client has (either alone or with the Client’s Investment Professionals, if any, sufficient knowledge and expertise to be able to evaluate the merits and risks of investing in the PMF Fund. The Client has considered the speculative and illiquid nature of an investment in the PMF Fund within the context of the Client’s total portfolio, understands an investment in the PMF Fund is only suitable, if at all, for a limited portion of the risk segment of the Client’s overall portfolio, and is willing and financially able to bear the various risks of such an investment, including the risk of total loss.

Important Notice: The USA PATRIOT Act

In order to fight the funding of terrorist activity and money laundering, the selling agent, like other financial institutions, is required by law to obtain, verify, and record information that identifies each person who opens an account, including legal persons such as corporations and partnerships. When an account is opened, the selling agent asks for information to identify the person opening the account and in some cases the persons controlling the account. The selling agent may also ask for identifying corporate documentation. Such information, like all customer information, is confidential as required by law. The Client hereby specifically confirms and acknowledges its certifications, representations, warranties and covenants contained in each Fund’s Subscription Agreement, if any.

Internal Revenue Code Certification

The Client hereby represents, warrants and certifies as follows (a) under penalties of perjury, by signature below, the Client certifies that the Social Security/Taxpayer ID Number set forth in these Signature Pages is the true, correct and complete Social Security/Taxpayer ID Number of the Client, and the Client is a “United States person” (as defined in Section 7701(a)(30) of the Code) including a U.S. resident alien, (b) under penalties of perjury, by signature below, the Client certifies that the Client is not subject to backup withholding because (i) the Client is exempt from backup withholding, (ii) the Client has not been notified by the Internal Revenue Service that the Client is subject to backup withholding as a result of a failure to report all interest or dividends, or (iii) the Internal Revenue Service has notified the Client that the Client is no longer subject to backup withholding, (c) under penalties of perjury, by signature below, if an exemption from FATCA reporting code was requested on this document then the Client certifies that the FATCA code(s) entered on this document, if any, indicating that the Client is exempt from FATCA reporting is correct, and (d) the Client agrees to notify their Investment Professional within 30 days of any change in the information set forth above.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature 1:	Required
Signature:			Date:

Signer’s Name:		Title:
(please print)

Signature 2:
Signature:			Date:

Signer’s Name:		Title:
(please print)

Document #:	Client account #:	Production / CAI #:
Client name:

TEF_PMF_v1.0	4 of 4